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                                EXHIBIT 10.1(v)


                        AGREEMENT, DATED MARCH 24, 1998,
                    BETWEEN AMERICAN BUSINESS PRODUCTS, INC.
                          AND CHRISTOPHER R. WILLIAMS

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EXECUTIVE OFFICES                 AMERICAN BUSINESS PRODUCTS, INC.
                                  POST OFFICE BOX 105684  ATLANTA, GEORGIA 30348
                                  (770) 953-8300              Fax (770) 952-2343



                                 March 24, 1998


Mr. Chris Williams
895 Hampton Bluff Drive
Alpharetta, Georgia 30201


Dear Chris,

This letter will confirm our offer and your acceptance of the position of Chief Information Officer for American Business Products, Inc. Your employment will begin on March 30, 1998.

The key terms and conditions of your employment are as follows:

         SALARY - $143,500/year

         VACATION - 4 weeks paid vacation per year

Since there is a 30 day waiting period to begin American Business Products, Inc.'s medical and dental plans, we will reimburse you for the cost of one month's COBRA coverage if you pay this cost to your COBRA provider.

You will be eligible to participate in all other normal Company benefit programs such as life insurance plans, medical and dental plans, profit sharing retirement plan, 401-K plan, disability plans, etc., according to their terms.

Your job performance will be reviewed on an annual basis starting January 1, 1999. At that time, you will be considered for a merit compensation increase.

At the end of American Business Products, Inc.'s fiscal year, December 31, 1998, you shall receive a minimum incentive bonus in the amount of 35% of your 1998 earned salary.

You will participate in the Company's stock option plan. Management will recommend to the Board of Directors that you be granted options on 5,000 shares of Company common stock for 1997.

If your employment is terminated for any reason other than for cause, including, but not limited to, any act of fraud or dishonesty (whether or not against or involving American Business Products, Inc.); competing with American Business Products, Inc., either directly or indirectly, the breach of any provision of this letter agreement (or any other agreement to which both you and American Business Products, Inc. are parties); failure to discharge your duty of loyalty to American Business Products, Inc.; the indictment or conviction of you of any misdemeanor or felony; any willful act by you that adversely affects American Business Products, Inc., its financial condition or its business reputation; or any other matter constituting "good cause" under the laws of the State of Georgia, you shall be entitled to a severance payment in the form of Salary Continuation of 9 months at your then current monthly base compensation in lieu of any and all other payments, bonus or other compensation to which you may have been entitled. Additionally, a payment of $15,000, to an outplacement service chosen by American Business Products, Inc. will be made by American Business Products, Inc. for your benefit.


           2100 RIVEREDGE PARKWAY, SUITE 1200, ATLANTA, GEORGIA 30328
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Mr. Chris Williams
March 24, 1998
Page 2


Please confirm your acceptance of this offer and the terms and conditions above by executing below and returning to us one original copy of this letter. Please note that nothing in this letter creates a contract between us for a definite period of employment; either you or we may decide to end an employment relationship at any time.


As a normal course, we perform a background check on all employees. This offer and acceptance is conditional based upon your consent to such background check and on those results being satisfactory to us.


Chris, we are pleased that you have agreed to join us and we look forward to a long and mutually beneficial association.


                                        Sincerely,

                                        /s/ Larry L. Gellerstedt
                                        ---------------------------------------
                                        Larry L. Gellerstedt
                                        CEO and President



AGREED AND ACCEPTED:

/s/ Chris Williams
-------------------------
Chris Williams


Date:  3/30/98
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